UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 22, 2005

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 0-7154

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into Material Definitive Agreement.

On December 20, 2005, the Compensation/Management Development Committee (the “Compensation Committee”) of the Board of Directors of Quaker Chemical Corporation (“Quaker”) approved, by Unanimous Consent, amendments to Quaker’s Deferred Compensation Plan (the “Plan”) which covers key management employees of Quaker. The amendments amend certain provisions of the Plan as they relate to Ronald J. Naples, Quaker’s Chairman of the Board and Chief Executive Officer, and Michael F. Barry, a Senior Vice President of Quaker and Managing Director-North America. The amendments provide that (i) distributions under the Plan shall be limited and delayed to the extent necessary to avoid an adverse consequence to Quaker as a result of the application of Section 162(m) of the Internal Revenue Code of 1986, (ii) Mr. Naples may make an election on or prior to December 31, 2005 with respect to amounts deferred prior to January 1, 2006 and invested under an insurance contract to change the time of payment to his separation from service, or six months thereafter if required under Section 409A of the Code, and (iii) Mr. Naples may elect to receive the portion of his benefit that is invested under an insurance contract in an in kind distribution of such contract.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10	Unanimous Consent Amending Quaker Chemical Corporation’s Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: December 22, 2005	By:	/s/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel Vice President, Secretary and General Counsel